Exhibit 10.9

No.

Labor Contract

(full time)

Party A: Anhui Tec Tower Ltd.
Party B: Debin Chen

Made by Department of Labour and Social Security of Anhui Province

Contract Notes

1. Employers and workers should guarantee to provide real and effective information related to signing and fulfilment of the labor contract (‘contract’ hereinafter)to the other party.

2. If the term of the contract is more than three months while less than one year, the probation period shall not exceed one month; if the contract is for more than one year while less than three years, the probation period shall not exceed two months; if the contract is of fixed-term and more than three years, or of no fixed term, the probation period shall not exceed six months.

If the term of the contract is to complete a certain task or less than three months, there shall not stipulate a probation period.

The probation period is included in the contract period. If the contract only stipulates a probation period, there should no probation period and the stipulated time is the term of the contract.

The salary of the employee in probation period shall not be less than the lowest level of the same job post or not less than 80 percent of the agreed contract salary, which shall not be less than the local minimum wage.

3. When the employee proposes or agrees to renew or enter into a contract, if one of the following circumstances exists, a non-fixed term contract should be entered into by the employer and employee, except for the employee proposes a fixed term contract:
(a) The employee has continuously worked for employer for no less than ten years;
(b) When the employer implements the labor contract system for the first time or the re-establishment of state-owned enterprise leads to restructure labor contracts, the employee has continuously worked for employer for no less than ten years and has less than ten years left over from the mandatory retirement age.
(c)The employee has consecutively signed fixed-term contract twice with employer, and he does not have the same situatuons of Article 39 and the 1st and 2nd item of Article 40, Labor Contract Law, he would renew the contract.

4. Except for agreed period of service and competitive restrictions, the employer shall not contract liquidated damages borne by employee.

Party A(Employer) Name: Anhui Tec Tower Ltd.
Address: Anhui Jinde New Bridge Industrial Park
Labor and employment registration certificate No.: ________
Legal representative (People in charge): Chun Lu
Tel.:0563-8023488
Party B(Employee): Name Debin Chen Gender Male
Date of Birth March 12th,1971 Highest Degree Bachelor
Registered permanent residence Shenzhen
ID Card No. 320831197103123818
Current residential address Wuhan Wuchang Wanke City Garden C4-302
Mailing Address: Wuhan Wuchang Wanke City Garden C4-302
Tel.:13603077047

This Contract is signed on a basis of equality, voluntariness, consensus and good faith by and between both parties in accordance to the Labor Law of the People's Republic of China and the Labor Contract Law of the People's Republic of China and other regulations.

I Term of Contract

1) Choose 1 as the way to give contract term

1 Fixed term: The term of this contract shall commence on 1st September,2009, and shall continue until 31st Augustt,2013. Among which, probation period from dd mm yy to dd mm yy.

2. Non fixed term: The term of this contract shall commence on dd mm yy. Among which, probation period from dd mm yy to dd mm yy.

3. To complete a certain task as contract term, commencing on dd mm yy until the completion of tasks only. The completion is marked by _______.

II Job description and workplace

2) Party B agrees to hold the position of _____located in _____ according to Party A’s requirement.

3) Party B shall timely finish the quantity of work defined by Party A and reach the required standards.

III Working hours and vacations

4) Party B’s position is in ____ working schedule system

1. Standard work schedule system: Party B’s daily working time is not more than eight hours, not more than 40 hours per week.

2. Integrated work schedule system: In the cycle of caculating intergrated working time, the average daily working hours and average weekly working hours do not exceed the statutory standard working hours.

3. Irregular working system

The jobs implementing integrated work schedule system or irregular working system shall be subject to approval of labor administrative department.

5) Due to work requirements, Party A can extend working hours after consultation with union and Party B, generally not more than 1 hour a day; If there is a need for special reasons to extend the working hours, in the condition of keeping Party B in good health, the extended working hours per day shall not exceed 3 hours, and not more than 36 hours per month.

6) Party A shall ensure that Party B enjoy all the rights of holidays and vacations under the State regulations during the contract period.

III Labor remuneration

7) In accordance with national, provincial relevant regulations, and its own economic benefit and production and management features, Party A can establish its own salary distribution system. Party A shall determine Party B’s salary level according to the distribution system, Party B’s postion and skill level ,and Party B’s performance.

8) Party B’s salary during probation period is RMB ______per month.

When Party B’s probation expires, Party A shall determine Party B’s salary in accordance with its own salary distribution system through the way of ____: 1. Hourly rate. Party B’s salary is RMB _____/ month, with performance pay (bonuses) and other kind of things paid according to Party A’s salary distribution system and Party B’s contribution.

2. Piece rate. Party A shall establish a scientific and rational labor standards, each piece is priced at RMB ______.

3. Other ways_______RMB 800,000 annual salary

9) Party A shall pay Party B’s labor remuneration monthly in monetary form, the monthly pay day is ____.

10) Within the period of this contract, Party B's salary adjustment shall be determined in accordance with the salary distribution system and employer’s collective contract.

11) If Party A arrage Party B to extend the working hours, or to work on off days or statutory holidays, Party A should rearrange Party B’s rest time or pay the overtime wages according to the relevant law.

VI Social insurance and welfare benefits

12) In the duration of contract, both parties must participate in social insurance in accordance with the relevant national and provincial provisions, and pay social insurance premiums in full and on time, in which the part which should be paid by Party B under the law shall be withhleld and remitted by Party A from the payment of Party B’s salary.

13) If Party B suffers from occupational diseases or injuries at work, his remuneration and benefits shall be determined according to national, provincial relevant regulations.

14) If Party B is ill or injuriies out of work, his remuneration and benefits shall be determined according to national, provincial and employer’s collective contract relevant regulations.

15)If Party B dies related with work, or dies related with illness or non-work reasons, his remuneration and benefits shall be determined according to national, provincial relevant regulations.

16) Party B’s other benefits shall be determined according to national, provincial and employer’s collective contract relevant regulations.

V Labor protection, working conditions and occupational hazards

17) Party A shall faithfully fulfill the obligation of disclosure to the Party B as to potential occupational hazards of the job, and Party B shall perform labor safety and health education to prevent accidents in the labor process and to reduce occupational hazards.

18) Party A should strictly implement national and provincial regulations of labor safety, labor protection, occupational health and other regulations, and provide Party B with safe and healthy labor conditions and necessary labor protection supplies which comply with national requirements to protect the safety and health of Party B.

19) Party B must be in strict compliance with safety operating procedures in the process of work. Party B have the right to refuse the directives against regulations and forced risk-taking operations from the management staff of Party A.

20) Party B should provide protection to Party A according to the special protection regualtions of the state on women and minor workers. Party A shall carry out regular occupational health examinations on Party B arranged in contact with occupational hazard operations by Party A.

VI Fulfilment and changes of the contract

21) Both parties should fully implement their respective obligations in accordance with this contract and law.

22) Upon Party A and Party B’s mutual agreement, the agreed part in this contract can be changed in written form.

VII Discharge and termination of the contract

23) The termination of this contract between Party A and Party B and the financial compensation payments shall be implemented in accordance with reugulations of Labor Contract Law and other relevant provisions.

24) Party A shall issue Party B the evidence of termination of the contract when both parties terminate the contract, and Party A also have to handle the transfer of Party B’s archive and social insurance relationship within 15 days.

Party B shall handle work handover according to agreed arrangement by both parties. If Party A needs to pay economic compensation to Party B in accordance with the relevant provisions of the contract, Party A should handle the payment during work handover. VIII Disputes 25) If a dispute arises when Party A and Party B carry out this contract, both parties should try to settle it through consultations; If the agreement can not be reached, they can apply for mediation, arbitration or litigation.

IX Others

26) Other agreed items

According to the post characteristics and company’s salary distribution system, this employee’s salary is determined by the fixed salary plus evaluation. This employee's annual pay is eight hundred thousand Chinese Yuan, in which the fixed amount is five hundred thousand Chinese Yuan and the evaluation amount is three hundred thousand Chinese Yuan. The evaluation amount is paid upon the annual business completion of the employee.

Upon agreement, both parties agree to modify the contract signed on dd mm yy:

Part A(Seal)	Party B (Signature)

Legal or authorized Representative
(Signature and Seal)
Date: dd mm yy	Date: dd mm yy
Labor Contract Renewal Section

27) During the contract period, Party B should promptly informs Party A of its changes of residential address, contact telephone number, mailing address and so on.

28) The unaddressed matters relating to this contract shall be handled in accordance with national, provincial and other relevant regulations. During the contract period, if part of this contract disagrees with the national, provincial new requirements, the related matters should be handled according to the new provisions.

29) The contract is in duplicate, Party A and Party B each have one copy.

30) The contract is the basis to establish a labor relation and deal with labor disputes, which should be kept properly by both parties.

Part A(Seal) /s/ Anhui Tec Tower Ltd.	Party B (Signature) /s/ Debin Chen
Anhui Tec Tower Ltd.	Debin Chen
Legal or authorized Representative
(Signature and Seal)
Date: 1st September 2009	Date: 1st September 2009
/s/ Chun Lu
Chun Lu

Labor Contract Change Section

The previous signed contract between Party A and Party B has expired on dd mm yy. Both parties will renew the contract with mutual consent.

1.Fixed term: The term of this contract shall commence on dd mm yy, and shall continue until dd mm yy.

2.Non fixed term: The term of this contract shall commence on dd mm yy.

3.To complete a certain task as contract term, commencing on dd mm yy until the completion of tasks only. The completion is marked by _______.

Other agreed items between both parties:_______

Part A(Seal)	Party B (Signature)

Legal or authorized Representative
(Signature and Seal)
Date: dd mm yy	Date: dd mm yy